Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The accompanying unaudited pro forma condensed consolidated financial statements (the “pro forma financial statements”) present the pro forma results of operations and financial position of Verisk Analytics, Inc. (the “Company”), AIAS Holding Company, LLC (“Argus”) and MediConnect Global, Inc. (“MediConnect”) on a consolidated basis, giving effect to these acquisitions, which were accounted for under the purchase method of accounting, as well as the assumptions and adjustments described in the accompanying notes to the pro forma financial statements. The unaudited pro forma condensed consolidated balance sheet gives effect to the acquisition of Argus as if it had occurred on June 30, 2012. MediConnect was acquired on March 30, 2012, and therefore, its balance sheet is included in the Verisk Analytics condensed consolidated balance sheet as of June 30, 2012. The unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2012 and the year ended December 31, 2011 are presented as if the acquisitions of Argus and MediConnect occurred on January 1, 2011. The pro forma financial statements are based on the unaudited historical consolidated financial statements of the Company and Argus as of June 30, 2012, and the audited historical financial statements of the Company and Argus and unaudited historical financial statements of MediConnect for the year ended December 31, 2011.

The pro forma financial statements are based on currently available information and assumptions and estimates, which the Company believes are reasonable. These assumptions and estimates, however, are subject to change. The Company believes that all necessary adjustments have been made to fairly present the pro forma information.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

As of June 30, 2012

(In thousands)

			Pro Forma		Pro Forma
	Verisk Analytics	Argus	Adjustments		Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$97,198	$1,677	$(46,677	)a1	$52,198
Accounts receivable, net	173,607	16,921	(1,456	)a2	189,072
Other current assets	126,690	1,886	(1,315	)a2	127,261

Total current assets	397,495	20,484	(49,448)		368,531
Noncurrent assets:
Intangible assets, net	363,555	21,498	144,963	a3	530,016
Goodwill	934,762	25,318	254,118	a4	1,214,198
Other assets	157,531	5,256	20,000	a5	182,787

Total assets	$1,853,343	$72,556	$369,633		$2,295,532

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$153,684	$4,867	$(149	)a1	$158,402
Fees received in advance	253,880	3,710	(1,456	)a2	256,134
Other current liabilities	204,695	330	(330	)a1	204,695

Total current liabilities	612,259	8,907	(1,935)		619,231
Noncurrent liabilities:
Long-term debt	1,054,395	27,250	352,750	a1	1,434,395
Other liabilities	140,007	—	55,217	a6	195,224

Total liabilities	1,806,661	36,157	406,032		2,248,850
Commitments and contingencies
Stockholders’ equity	46,682	36,399	(36,399	)a2	46,682

Total liabilities and stockholders’ equity	$1,853,343	$72,556	$369,633		$2,295,532

(a1)	The unaudited pro forma condensed consolidated balance sheet assumes that the purchase price for the acquisition of Argus was funded through $380.0 million of senior notes with a fixed interest rate of 5.75% (average cost of debt of Verisk) and $45.0 million of cash from operations. Differences between the assumed financing, as presented in the pro forma financial statements as of June 30, 2012, and the actual financing of this acquisition could have a significant impact on the pro forma financial statements. The pro forma adjustments also reflect the delivery of Argus on a debt-free and cash-free basis as required by the purchase agreement.
(a2)	To reflect other preliminary purchase accounting adjustments.
(a3)	To reflect preliminary purchase accounting adjustments for fair value of acquired definite-lived intangible assets with a preliminary estimated weighted average useful lives of ten years, offset by the removal of Argus’ existing balance of $21.5 million.
(a4)	To reflect the fair value of acquired goodwill based on assets acquired and liabilities assumed as if the acquisition occurred on June 30, 2012.
(a5)	To reflect preliminary purchase accounting adjustments for the indemnity escrow funded by Verisk and withheld from the purchase consideration.
(a6)	To reflect preliminary purchase accounting adjustments for deferred tax liabilities and the indemnity escrow funded by Verisk and withheld from the purchase consideration.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Six Months Ended June 30, 2012

(In thousands, except for share and per share data)

	Verisk Analytics (b1)	Argus	MediConnect (b1)	Pro Forma Adjustments		Pro Forma Consolidated
Revenues	$719,727	$27,434	$17,158	$—		$764,319
Expenses:
Cost of revenues (exclusive of items shown separately below)	280,404	12,319	7,870	—		300,593
Selling, general and administrative	116,452	3,374	1,845	—		121,671
Depreciation and amortization of fixed assets	24,734	1,018	451	—		26,203
Amortization of intangible assets	20,774	1,663	152	10,145	b2	32,734

Total expenses	442,364	18,374	10,318	10,145		481,201

Operating income	277,363	9,060	6,840	(10,145)		283,118
Other income/(expense):
Investment income	261	—	80	—		341
Realized gain on securities, net	300	—	—	—		300
Interest expense	(33,762)	(577)	(502)	(14,854	)b3	(49,695)

Total other expense, net	(33,201)	(577)	(422)	(14,854)		(49,054)

Income before income taxes	244,162	8,483	6,418	(24,999)		234,064
Provision for income taxes	(96,230)	(273)	(556)	4,868	b4	(92,191)

Net income	147,932	8,210	5,862	(20,131)		$141,873

Basic net income per share	$0.89					$0.86

Diluted net income per share	$0.86					$0.83

Weighted average shares outstanding:
Basic	165,391,500					165,391,500

Diluted	171,626,084					171,626,084

(b1)	MediConnect was acquired on March 30, 2012, and therefore, its results of operations subsequent to the acquisition date are included in Verisk Analytics’ results of operations.
(b2)	To reflect amortization expense related to the acquired definite-lived intangible assets.
(b3)	The unaudited pro forma condensed consolidated balance sheet assumes that the purchase price for the acquisition of Argus was funded through $380.0 million of senior notes with a fixed interest rate of 5.75% (average cost of debt of Verisk) and $45.0 million of cash from operations. Differences between the assumed financing, as presented in the pro forma financial statements as of June 30, 2012, and the actual financing of this acquisition could have a significant impact on the pro forma financial statements. The pro forma adjustments also reflect the delivery of Argus on a debt-free and cash-free basis as required by the purchase agreement.
(b4)	To reflect estimated adjustment to tax provision from pro forma adjustments using a statutory tax rate of 40.0%.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2011

(In thousands, except for share and per share data)

	Verisk Analytics	Argus	MediConnect	Pro Forma Adjustments		Pro Forma Consolidated

Revenues	$1,331,840	$47,211	$58,567	$—		$1,437,618
Expenses:
Cost of revenues (exclusive of items shown separately below)	533,735	20,155	30,135	—		584,025
Selling, general and administrative	209,469	6,039	6,774	—		222,282
Depreciation and amortization of fixed assets	43,827	1,444	1,603	—		46,874
Amortization of intangible assets	34,792	3,326	667	27,200	b2	65,985
Acquisition related liabilities adjustment	(3,364)	—	—	—		(3,364)

Total expenses	818,459	30,964	39,179	27,200		915,802

Operating income	513,381	16,247	19,388	(27,200)		521,816
Other income/(expense):
Investment income	201	1	589	—		791
Realized gain on securities, net	686	—	—	—		686
Interest expense	(53,847)	(966)	(312)	(40,593	)b3	(95,718)

Total other expense, net	(52,960)	(965)	277	(40,593)		(94,241)

Income before income taxes	460,421	15,282	19,665	(67,793)		427,575
Provision for income taxes	(177,663)	(56)	(7,160)	20,354	b4	(164,525)

Net income	$282,758	$15,226	$12,505	$(47,439)		$263,050

Basic net income per share	$1.70					$1.58

Diluted net income per share	$1.63					$1.52

Weighted average shares outstanding:
Basic	166,015,238					166,015,238

Diluted	173,325,110					173,325,110

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. Basis of Pro Forma Presentation

The pro forma financial statements and explanatory notes give effect to the combination of the Company, Argus and MediConnect. These acquisitions were accounted for under the purchase method of accounting.

For the purposes of the pro forma financial statements, the acquisition of Argus was assumed to be funded through $380.0 million of senior notes and $45.0 million of cash from operations, and the acquisition of MediConnect was assumed to be funded with $347.8 million of senior notes and $0.6 million of cash from operations used to fund the working capital adjustment. The senior notes were assumed to have a fixed interest rate of 5.75% (average cost of debt of the Company). A hypothetical 1/8% increase or decrease in the assumed interest rate on the borrowings used to fund these acquisitions would have resulted in a $0.9 million increase or decrease, respectively, in annual interest expense. These assumptions are based on prevailing circumstances existing during the period covered by the pro forma financial statements.

Due to the limited time since the acquisition date and limitations on access to Argus’ information prior to the acquisition date, the initial accounting for the acquisition is incomplete at this time. As a result, the amount of certain assets and liabilities presented is based on preliminary valuations and is subject to adjustment as additional information is obtained and valuations are reviewed and finalized. However, as indicated in note (a4) above, the Company has made certain adjustments to the June 30, 2012 historical book values of the assets and liabilities of Argus to reflect certain preliminary estimates of the fair values necessary to prepare the pro forma financial statements. Any excess purchase price over the historical net assets of Argus, as adjusted to reflect estimated fair values, has been recorded as goodwill. Actual results may differ from the pro forma financial statements once the Company has completed the valuations necessary to finalize the required purchase price allocation. Such finalization could result in material changes to the pro forma financial statements. The allocation of the purchase price will be finalized once all information is obtained, but not to exceed one year from the acquisition date.

The pro forma financial statements are not intended to represent or be indicative of the consolidated results of operations or financial position of the Company that would have been reported had the acquisition been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial position of the Company. This information should be read in conjunction with the accompanying notes to the pro forma financial statements, the historical consolidated financial statements and accompanying notes to the Company’s annual report filed on Form 10-K for the year ended December 31, 2011, filed on February 28, 2012, the Company’s quarterly report on Form 10-Q for the six months ended June 30, 2012, filed on July 31, 2012, the audited and unaudited financial statements of Argus included as Exhibit 99.1 in this Current Report on Form 8-K, and the audited and unaudited financial statements of MediConnect included as Exhibit 99.1 and 99.2, respectively, in the Company’s current report on Form 8-K/A filed on May 31, 2012.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2. Preliminary Purchase Price Allocation

Due to the limited time since the acquisition date and limitations on access to Argus information prior to the acquisition date, the initial accounting for the business combination is preliminary at this time. The following table presents the preliminary purchase price allocation for Argus and MediConnect as of the acquisitions’ effective dates, assuming a net cash purchase price for Argus of $425.0 million. The preliminary purchase price allocation for Argus is also subject to further upward or downward adjustments based on the final working capital level at the time of the close.

	Argus	MediConnect	Total
Accounts receivable	$11,947	$7,077	$19,024
Current assets	737	14,918	15,655
Fixed assets	4,919	1,075	5,994
Intangible assets	166,461	157,905	324,366
Goodwill	284,982	223,982	508,964
Other assets	20,614	17,087	37,701

Total assets acquired	489,660	422,044	911,704

Current liabilities	9,370	3,005	12,375
Other liabilities	55,290	70,634	125,924

Total liabilities assumed	64,660	73,639	138,299

Net assets acquired	$425,000	$348,405	$773,405